SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2004

DEXTERITY SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20532 (Commission File Number)	74-2559866 (IRS Employer Identification No.)

5444 Westheimer Road, Suite 1970, Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 622-0516

Item 3. Bankruptcy or Receivership.
Item 7. Financial Statements and Exhibits.
Signatures
Press Release

Item 3. Bankruptcy or Receivership.

     On April 19, 2004, Dexterity Surgical, Inc. (the “Company”) filed a voluntary petition for relief for reorganization under Chapter 11 of the United State Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the “Bankruptcy Court”) (Case No. 04-35817). The Company will continue to manage its properties and operate it business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On April 20, 2004, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 20, 2004

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXTERITY SURGICAL, INC.
Date: April 20, 2004	/s/ Randall K. Boatright
Randall K. Boatright
Executive Vice President and Chief Financial Officer